EXHIBIT 99.1

Splash Beverage Group Announces Leadership Transition and Strategic Evolution Toward High-Growth Wellness & Cannabinoid Markets

Company Advances Transition Toward Wellness-Focused Consumer Platform as Brady Cobb Appointed Interim CEO

FORT LAUDERDALE, Fla., May 14, 2026 – Splash Beverage Group (NYSE American: SBEV) (“Splash” or the “Company”), today announced the appointment of Brady Cobb as Interim Chief Executive Officer, effective immediately. Mr. Cobb, who has served on the Company’s Board of Directors since February 2026, will also serve as the Company’s principal executive officer.

The Company also announced that William Meissner has resigned as President and from all other officer positions and employment with the Company, effective June 1, 2026. Splash thanks Mr. Meissner for his service and contributions, and wishes him continued success in his future endeavors.

Today’s announcement marks a strategic inflection point for Splash as the Company advances its transition toward becoming a platform focused on regulated wellness, cannabinoids, functional consumer products, and adjacent high-growth categories. The Company will continue to service its legacy business as well.

“This transition represents an important bridge period for Splash as the Company works toward completing the previously announced proposed transaction and repositioning itself around the long-term opportunities developing within the regulated wellness and cannabinoid sectors,” said Cobb. “My role as Interim CEO, in partnership with our Board of Directors who are all actively engaged in this process, is to help guide the Company through this strategic transition, stabilize and streamline operations and compliance, and position the business for its next phase.”

Mr. Cobb continued, “We believe Splash is uniquely positioned to capitalize on the ongoing evolution of the cannabinoid and wellness economy by identifying, partnering with, and supporting established brands across the hemp-derived CBD and, subject to applicable regulatory and exchange approvals, medical cannabis marketplaces. As federal policy continues to evolve under President Trump’s rescheduling initiative, we believe U.S. institutional investors and traditional capital sources are increasingly able to participate meaningfully in the sector for the first time, creating significant opportunities for scaled public market platforms with regulatory sophistication, operational discipline, and access to growth capital. With the U.S. cannabis market already estimated to exceed $38 billion annually and projected to continue expanding rapidly, we believe Splash can serve as a strategic bridge between emerging operators, institutional capital, and the public markets.”

Mr. Cobb brings a multidisciplinary background spanning public company leadership, law, government affairs, regulatory strategy, capital markets, and consumer brand development. Over the course of his career, he has founded, operated, and advised multiple high-growth platforms across cannabis, wellness, consumer packaged goods, and regulated industries. Mr. Cobb is a Florida lawyer with experience in the legal and lobbying fields.

In connection with Mr. Meissner’s transition, the Company has entered into a consulting agreement pursuant to which he will assist with transition and advisory matters following his departure.

Additional details regarding the leadership transition will be included in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

More Information

Splash Beverage Group

Contact Information

Splash Beverage Group
954-745-5815
Info@SplashBeverageGroup.com

Dennis Burns
567-237-4132
dburns@SplashBeverageGroup.com

Media Contact

Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s business transition, proposed business combination, and regulatory developments. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “potential,” “believe,” “estimate,” “forecast,” “project,” and similar words.

Forward-looking statements are based on current expectations and assumptions regarding the Company’s business and future conditions and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by such forward-looking statements due to a variety of factors, including, without limitation, the Company’s ability to negotiate and enter into definitive agreements related to the proposed merger, obtain necessary approvals and consents, satisfy closing conditions, raise sufficient capital, maintain compliance with NYSE American listing standards, successfully integrate operations, and respond to evolving regulatory conditions within the cannabinoid and wellness industries.

Additional information concerning these and other risk factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.